UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: June 18, 2007

OPENLIMIT, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

000-28731 (Commission File Number)	98-0211356 (IRS Employer Identification Number)

Henry Dattler, Chief Executive Officer
Zugerstrasse 76B, Baar, Switzerland CH 6341

(Address of principal executive offices)

011 41 41 560 1023
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 18, 2007, Openlimit, Inc., (“Openlimit”) entered into a Securities Exchange Agreement and Plan of Exchange with Zag Holding AG (“Zag”) and the shareholders of Zag (“Agreement”) whereby Openlimit intends to acquire 100% of the outstanding ownership or right to ownership of Zag in exchange for an aggregate of 21,000,000 post 50:1 reverse split shares of Openlimit’s common stock subject to the following conditions:

● Openlimit changes its name to "SunVesta, Inc.";

● Openlimit increases the number of authorized preferred shares from 500,000 to 50,000,000;

● Openlimit and Zag obtain stockholder approval of the Agreement;

● Openlimit effects a 50:1 reverse split consolidation of outstanding shares prior to consummating the acquisition of Zag; and

● Openlimit's stockholders elect a new board of directors.

On consummation of the transaction Zag would be a wholly-owned subsidiary of Openlimit. The closing of the transaction is expected to take place as soon as is practicable subject to stockholder approval and full satisfaction of the disclosure requirements of the Securities Exchange Act of 1934, as amended.

ZAG, based in Zug, Switzerland, is focused on identifying, purchasing, financing, developing and marketing luxury real estate tied to fractional ownerships within the international hospitality industry. ZAG is finalizing the acquisition of 8.5 hectares of prime property located in Guanacaste, Costa Rica, as the site for the development of a USD $120 million luxury resort and spa hotel, slated to open in November of 2009. ZAG is also seeking to identify other promising hospitality properties in emerging tourism markets that could suit its business model.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.    Page No.    Description

10                    Attached                   Securities Exchange Agreement and Plan of Exchange between Openlimit, Zag and the shareholders of Zag dated

                                                           June 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Openlimit, Inc.                                                        Date

By: /s/ Henry Dattler                                                 June 21, 2007

Name: Henry Dattler

Title: Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

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